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                                                                     EXHIBIT 5.1

           [LETTER HEAD OF PRIMES, SHILOH, GIVON & CO., LAW OFFICE]

                                 REF: G/115/2
                                                                 August 27, 1998

Galileo Technology Ltd.
c/o Galileo Technology Inc.
1735 North First Street, #308
San Jose, CA  95112
U.S.A.
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                      REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

With reference to the Registration Statement on Form S-8 to be filed by Galileo Technology Ltd., an Israeli corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, related to 100,000 Ordinary Shares of the Company issuable pursuant to the Company's 1998 Non-Employee Directors' Stock Option Plan (the "Directors Plan"), it is our opinion that such Ordinary Shares of the Company, when issued, sold and fully paid for in accordance with the Directors Plan, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.


                                            Very truly yours,


                                           /s/ Y. Primes

                                            Y. Primes, Advocate
                                        Primes, Shiloh, Givon & Co.
                                                Law Office